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                                                                   EXHIBIT 21.01



                                 KELLOGG COMPANY

                                  SUBSIDIARIES
                            (as of November 25, 2002)

NORTH AMERICA
Argkel, Inc. - Battle Creek, MI
Ensemble Functional Food Company - Battle Creek, MI  Liquidating
Gollek Inc. - Battle Creek, MI
K-One Inc. - Battle Creek, MI
K-Two Inc. - Battle Creek, MI
K (China) Limited - Battle Creek, MI
K India Private Limited - Battle Creek, MI
Kashi Company - LaJolla, California
Keeb Canada Inc. - Rexdale, Ontario, Canada
Keebler Foods Company, Elmhurst, Illinois
Keebler USA, Inc. - Battle Creek, MI
Kelarg, Inc. - Battle Creek, MI
Kellogg Asia Inc. - Battle Creek, MI
Kellogg Asia Marketing Inc. - Battle Creek, MI
Kellogg Brasil, Inc. - Battle Creek, MI
Kellogg Caribbean Inc. - Battle Creek, MI
Kellogg Caribbean Services Company, Inc. - Guayabo, Puerto Rico
Kellogg Chile Inc. - Battle Creek, MI
Kellogg Fearn, Inc. - Battle Creek, MI
Kellogg Italia S.p.A. - Battle Creek, MI
Kellogg Latvia, Inc. - Battle Creek, MI
Kellogg (Thailand) Limited - Battle Creek, MI
Kellogg USA Inc. - Battle Creek, MI
KFSC, Inc. -- Barbados
McCamly Plaza Hotel Inc. - Battle Creek, MI
Mountaintop Baking Company - Battle Creek, MI
The Eggo Company - Battle Creek, MI
Trafford Park Insurance Limited - Bermuda
Kellogg Canada Inc. - Rexdale, Ontario, Canada
Gollek Interamericas, S. de R. L. de C.V., Queretaro, Mexico (subsidiary of
         Kellogg Canada)
Kellogg's Malaysia Manufacturing SDN. BHD, Kuala Lumpur, Malaysia (subsidiary of
         Kellogg Canada)
Worthington Foods, Inc., Worthington, Ohio
Specialty Foods Investment Company (subsidiary of Worthington Foods, Inc.)


ASIA-PACIFIC
Kellogg Asia Pacific Limited, Hong Kong
Kellogg (Aust.) Pty. Ltd. - Sydney, Australia
Kellogg Australia Holdings Pty Ltd, Pagewood, Australia
Day Dawn (Aust.) Pty. Ltd. - Pagewood, Australia (subsidiary of Kellogg
         Australia)
Kellogg (N.Z.) Limited - Auckland, New Zealand (subsidiary of Kellogg Australia) Kellogg Superannuation Pty. Ltd. - Sydney, Australia (subsidiary of Kellogg
         Australia)
Kellogg (China) Limited - Guangzhou, China
Kellogg Company of South Africa (Pty.) Ltd. - Springs, South Africa
Kellogg Project 1995 (Pty.) Ltd. - Springs, South Africa (subsidiary of Kellogg
         South Africa)
Kellogg India Private Limited - Mumbai, India
Kellogg (Japan) K.K. - Tokyo, Japan
Kellogg (Thailand) Limited - Bangkok,Thailand
Nhong Shim Kellogg Co. Ltd. - Seoul, South Korea
The Kellogg Healthy Snak People Pty Limited -- Carmahaven, NSW, Australia


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Worthington Australia (subsidiary of Worthington Foods, Inc.)        Liquidating
Kellogg South East Asia Sdn. Bhd., Malaysia                          Liquidating
Kellogg Asia Marketing (Shanghai) Trading Co. Ltd., Shanghai         Liquidating

EUROPE
Gollek B.V. - Amsterdam, The Netherlands
Kellogg Company of Great Britain Limited - Manchester, England
Favorite Food Products Limited - Manchester, England (subsidiary of Kellogg
         Great Britain)
Garden City Bakery Limited - Manchester, England (subsidiary of Lender's Bakery
         Limited)                                                    Liquidating
Kelcone Limited - Aylesbury, England (subsidiary of Kellogg Great Britain) Kelcorn Limited - Manchester, England (subsidiary of Kellogg Great Britain) Kellogg Company of Ireland, Limited - Dublin, Ireland (subsidiary of Kellogg
         Great Britain)
Kellogg Management Services (Europe) Limited - Manchester, England (subsidiary of Kellogg UK Holding)
Kellogg Marketing and Sales Company (UK) Limited - Manchester, England
         (subsidiary of Kellogg UK Holding)
Kellogg Supply Services (Europe) Limited - Manchester, England (subsidiary of
         Kellogg UK Holding Co)
Kellogg Talbot Limited - Manchester, England
Kellogg Manchester Limited - Manchester, England
Kelf Limited - Manchester, England
Kellogg U.K. Holding Company Limited - Manchester, England
Kellogg Espana, S.A. - Valls, Spain (subsidiary of Kellogg Great Britain) Kelmill Limited - Liverpool, England (subsidiary of Kellogg Great Britain) Kelpac Limited - Manchester, England (subsidiary of Kellogg Great Britain) Lender's Bakery Limited - Manchester, England (subsidiary of Kellogg UK
         Holding)                                                    Liquidating
Portable Foods Manufacturing Company Limited - Manchester, England
Saragusa Frozen Foods Limited - Manchester, England (subsidiary of Kellogg
         Great Britain)
Kellogg (Deutschland) GmbH - Bremen, Germany
Gebrueder Nielsen Reismuehlen und Staerke-Fabrik mit Beschraenkter Haftung -
         Bremen, Germany (subsidiary of Kellogg Deutschland)
Reis- und Handels AG Unterstuetzungskasse GmbH - Bremen, Germany (subsidiary of
         Kellogg Deutschland)
Kellogg (Hungary) Trading Limited Liability Company, Budapest, Hungary
Kellogg Italia S.p.A. - Milan, Italy
Kellogg Latvia, Inc. - Riga, Latvia         Liquidating
Kellogg (Poland) Sp. zo.o., Warsaw, Poland  Liquidating
Kellogg's Produits Alimentaires, S.A. - Rosny, France
Nordisk Kellogg's A/S - Svendborg, Denmark
NK Leasing, Svendborg, Denmark (subsidiary of Nordisk Kellogg's A/S)
Kellogg (Schweiz) AG, Kanton, Zug, Switzerland (subsidiary of Kellogg
         Deutschland)
Kellogg (Osterreich) GmbH, Vienna, Austria (subsidiary of Kellogg Deutschland)

LATIN AMERICA
Alimentos Kellogg, S.A. - Caracas, Venezuela
Gollek Interamericas, S. de R.L., de C.V.
Gollek, S.A. - Caracas, Venezuela (subsidiary of Alimentos Kellogg) Gollek Servicios, S.C., Queretaro, Mexico
Gollek Argkel, Queretaro, Mexico
Kellogg Argentina S.A. - Buenos Aires, Argentina
Kellogg Brasil & Cia. - Sao Paulo, Brasil
Kellogg Chile Limited - Santiago, Chile
Kellogg de Centro America, S.A. - Guatemala, Centro America
Kellogg de Colombia, S.A. - Bogota, Colombia
Kellogg de Mexico, S.A. de C.V. - Queretaro, Mexico
Kellogg El Salvador Ltda. de D.V., El Salvador
CELNASA (La Compania de Cereales Nacionales S.A.), Ecuador
Kellogg de Peru, S.A.C., Lima, Peru